UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): August 10, 2018

Delta Oil & Gas, Inc.

(Exact name of Registrant as specified in its charter)

Commission File Number: 000-52001

Nevada	91-2102350
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Suite 604 - 700 West Pender Street Vancouver, BC V6C 1G8 Canada

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 1-832-639-5644

INTRODUCTION

This Registrant (Reporting Company) has elected to refer to itself, whenever possible, by normal English pronouns, such as "We", "Us" and "Our". This Form 8-K may contain forward-looking statements. Such statements include statements concerning plans, objectives, goals, strategies, future events, results or performances, and underlying assumptions that are not statements of historical fact. This document and any other written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views, with respect to future events or results and future financial performance. Certain words indicate forward-looking statements, words like "believe", "expect", "anticipate", "intends", "estimates", "forecast", "projects", and similar expressions.

Item 1.01 Entry into Material Definitive Agreement

Delta Oil & Gas, Inc. (the “Company”) has a policy of periodically reviewing the proposed scope and fees of a number of alternative auditing firms qualified to perform the Company’s independent audit work and considering the appropriateness of either retaining the incumbent auditor or engaging another firm. After a comprehensive review of proposals for audit services from several public accountants, the Company determined to engage Excelsis Accounting Group (“EAG”) as the Company’s principal independent auditor, effective July 27, 2017. The Company did not consult with EAG on any matters prior to retaining such firm as its principal accountants, and EAG has no commercial relationship with the Company that would impair its independence.

Item 7.01 Regulation FD Disclosure

On August 13, 2018, the Company plans to issue a press release discussing its engagement of its auditor. A copy of this press release is provided herein as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1 99.2	Acceptance Letter with Excelsis Accounting Group, dated July 27, 2017. Press release planned to be issued by the Company on August 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this Form 8-K has been signed below by the following person(s) on behalf of the Registrant and in the capacity and on the date indicated.

Dated: August 10, 2018

Delta Oil and Gas, Inc.

By: /s/ Jordan P. Balencic

Jordan P. Balencic, interim Chief Compliance Officer